UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2024
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LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.
On February 13, 2024, LianBio (the “Company”) announced that the Company’s Board of Directors (the “Board”) had completed its comprehensive strategic review of the Company and determined to initiate the wind down of the Company’s operations, including the sale of remaining pipeline assets, the delisting of its American Depositary Shares (“ADSs”), each representing the right to receive one ordinary share, par value $0.000017100448 (the “Ordinary Shares”), from the Nasdaq Global Market (“Nasdaq”) and deregistration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and workforce reductions. The Company currently anticipates a substantial portion of the wind down activities, including fulfillment of transition service obligations under its existing agreements and gradual cessation of currently active clinical trials, will be completed by the end of 2024. In parallel with the wind down of operations, the Board has declared a special cash dividend in the amount of $4.80 per Ordinary Share, including Ordinary Shares represented by ADSs, for an aggregate cash dividend amount of approximately $528 million.
In connection with these decisions, on February 9, 2024, the Board approved certain wind down initiatives, including a reduction in force of over 50 full-time employees, or approximately 50% of the Company’s current employee base, in the first quarter of 2024. Additional workforce reductions will occur over the course of 2024 following the transition of assets to partners and the fulfillment of the Company’s transition services obligations. The Company will maintain a core group of employees necessary to implement an orderly wind down of the Company and support its efforts to maximize the value of the Company’s remaining business and assets.
The Company expects that the full wind down of operations, including the sale of remaining assets or termination of licenses, as well as the termination of employees necessary to complete an orderly wind down, will be substantially complete by the end of 2024, with the complete dissolution expected to occur during the first half of 2027. The Company expects to meet its ongoing operational costs through funds retained after the special dividend.
As a result of the wind down, the Company estimates that it will incur approximately $17.2 million in costs primarily related to employee severance and, in some cases, retention bonuses. The Company expects to record a significant portion of these charges in the first half of 2024. The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated in connection with the wind down.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The disclosures set forth in Item 2.05 above are incorporated by reference into this Item 3.01.
On February 13, 2024, the Company, pursuant to an authorization by the Board, provided notice to Nasdaq that it intends to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about March 8, 2024 to effect the voluntary delisting of the Company’s ADSs from Nasdaq and to deregister the ADSs under Section 12(b) of the Exchange Act. As a result, the Company currently expects that the last day of trading on Nasdaq will be on or about March 18, 2024, when Form 25 takes effect. Ninety days thereafter, the deregistration of the Company’s ADSs under Section 12(b) of the Exchange Act is expected to become effective. Following the delisting of the Company’s ADSs from Nasdaq, the Company intends to file a Form 15 with the SEC certifying that it has fewer than 300 shareholders of record, upon which the Company’s filing obligations under the Exchange Act will immediately be suspended, including the obligations to file all periodic reports.
Following the delisting, any trading in the Company’s ADSs would only occur in privately negotiated sales and potentially on an over-the-counter market. The Company expects that its ADSs will be quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for its ADSs. There is no guarantee, however, that a broker will continue to make a market in the ADSs and that trading of the ADSs will continue on an OTC market or otherwise.
Item 7.01 Regulation FD Disclosure
On February 13, 2024, the Company issued the Press Release regarding the proposed wind down and reduction in force, the voluntary delisting and deregistration of its ADSs and the special cash dividend. The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 8.01 Other Events.
The disclosures set forth in Items 2.05 and 3.01 above are incorporated by reference into this Item 8.01.
On February 9, 2024, the Board declared a special cash dividend of $4.80 per Ordinary Share, including Ordinary Shares represented by ADSs, for an aggregate cash dividend amount of approximately $528 million. The special dividend is payable to holders of record of the Company’s Ordinary Shares and ADSs as of the close of business on February 27, 2024. The Company expects to pay the dividend to its holders of record of Ordinary Shares on or about March 11, 2024.

Citibank, the Depositary of the ADSs (the “Depositary”), will coordinate payment of the dividend to the holders of record of the Company’s ADSs, net of applicable Depositary fees of US$0.05 per ADS held and applicable taxes, and expects to pay the dividend on March 14, 2024. The ex-dividend date for the ADSs for the special dividend will be the first trading day following the payment date. Holders of record of ADSs on the record date who sell their ADSs prior to the ex-dividend date will not receive the special dividend.
In connection with the special cash dividend, the Depositary will close the books to ADS issuances and ADS cancellations at the close of business in New York City on February 20, 2024. The Depositary will re-open the books for ADS cancellations at the close of business in New York City on March 18, 2024. The applicable Depositary fees will apply for all ADS issuances and ADS cancellations.
The Company intends to pursue the sale of its remaining pipeline assets as part of the wind down process. To the extent such sales are successful, the Company expects to distribute any profits from the sales to its then-current shareholders in a subsequent distribution before the final dissolution of the Company. However, there is no guarantee that any shareholder’s original investment, or any material amount, will be recovered.
Forward-Looking Statements
Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements. The words “anticipate,” “expect,” “believe,” “intend,” “continue,” “potential,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements concerning the Board’s comprehensive strategic review; the Company’s plans for payment of the special cash dividend, including with respect to timing and the special dividend amount, and the potential for payment of any future dividends upon the culmination of the wind down of the Company’s operations; the Company’s plans with respect to the delisting and deregistration of its securities; the perceived benefits and timing of the wind down; the Company’s ability to pursue the sale of its remaining pipeline assets and termination of its outstanding licenses; the Company’s plans and expected timing with respect to the reduction in workforce; the timeline in which the Company expects to be able to wind down its operations; and the trading of the Company’s ADSs following the voluntary delisting of the ADSs from Nasdaq. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the risk that the delisting, deregistration and wind down process will take longer than expected and that the benefits of such actions may not be realized; general market conditions; the impact of changing laws and regulations and those risks and uncertainties described in LianBio’s filings with the SEC, including LianBio’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and LianBio specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should not rely upon this information as current or accurate after its publication date.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release issued by LianBio, dated February 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Brianne Jahn
Brianne Jahn
Chief Business Officer
Date: February 13, 2024